UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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Barnwell Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BARNWELL INDUSTRIES, INC.
1100 ALAKEA STREET, SUITE 2900
HONOLULU, HAWAII 96813
(808) 531-8400

NOTICE OF CONSENT SOLICITATION FOR ACTION
TO BE TAKEN BY WRITTEN CONSENT IN LIEU
OF A MEETING OF STOCKHOLDERS

To the Stockholders of Barnwell Industries, Inc.:

Attached hereto is a consent solicitation statement which solicits the written consent of the stockholders of Barnwell Industries, Inc., a Delaware corporation (the “Company”) to authorize and approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.50 (the “Common Stock”) from 4,000,000 shares to 20,000,000 shares. This consent solicitation statement is first being mailed to stockholders of the Company on or about September 2, 2005. The solicitation of written consents is being made by the Company’s Board of Directors. The amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock is described in detail in the consent solicitation statement attached to this notice. The Board of Directors of the Company has determined that it is in the best interests of the Company to increase the number of authorized shares of Common Stock to permit the Company to declare a stock split in the form of a dividend payable in shares of Common Stock. In addition, the increase in the number of authorized shares would provide the Company with greater flexibility to issue Common Stock for corporate purposes, which could include, but are not limited to, acquisitions, financing transactions, funding of capital needs and corporate growth, stock splits and stock dividends, stock options and stock based compensation. If approved by the stockholders of the Company, the Board of Directors will have the authority to issue authorized Common Stock without future stockholder approval of such issuances, except as may otherwise be required by the Company’s Certificate of Incorporation, the rules of any securities exchange on which the Company’s securities are listed or applicable law.

The Board of Directors approved and recommended that the stockholders of the Company approve the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock on May 11, 2005. If the amendment to the Certificate of Incorporation is approved by the stockholders of the Company, the amendment will be effected by the filing of a Certificate of Amendment with the Delaware Secretary of State.

The Board of Directors believes that it is in the best interests of the Company and its stockholders to solicit approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock as of the earliest possible date. To accomplish this objective, the Board of Directors is hereby soliciting the approval of such amendment to the Certificate of Incorporation by written consent of stockholders in lieu of a special meeting of stockholders.

Stockholders are urged to read and to consider carefully the information contained in this consent solicitation statement.

After reading this consent solicitation statement, please date, sign and deliver promptly to the Company the enclosed consent, for which a pre-addressed return envelope is provided.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ RUSSELL M. GIFFORD
Secretary
Honolulu, Hawaii
August 22, 2005

BARNWELL INDUSTRIES, INC.
CONSENT SOLICITATION
FOR
STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

Prior Review

Although copies of these consent solicitation materials have been filed with and examined by the Securities and Exchange Commission (the “Commission”), such filing and examination by the Commission does not represent and shall not be deemed to be a finding that the materials are accurate or complete or not false and misleading or that the Commission has passed upon the merits of or approved any statement contained in these materials or any matter to be acted upon by the stockholders. No representation to the contrary has been made or should be implied. A representation to the contrary is a criminal offense.

Procedure

Under the Delaware General Corporation Law (“DGCL”), stockholders of the Company must approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock. Under DGCL Section 228, as well as the Company’s bylaws, any action that may be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a majority of the holders of outstanding stock entitled to vote consent in writing to such action and if written notice of such action is delivered to the stockholders who fail to provide consent. To eliminate the cost and time associated with holding a special meeting of stockholders and to effect the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock as early as possible, the Board of Directors voted to proceed with the amendment by obtaining the written consent of the holders of a majority of shares of the Company’s outstanding Common Stock.

In this solicitation of consents, written and unrevoked consents from holders of record of a majority of the issued and outstanding shares of Common Stock as of the Record Date (as hereinafter defined) must be delivered to the Company to approve the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock.

Record Date and Voting Rights

The Board of Directors of the Company has fixed the close of business on August 22, 2005 (the “Record Date”) as the date for the determination of stockholders entitled to approve the proposed amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock. As of the Record Date, the Company had 2,723,020 shares of Common Stock issued and outstanding.

Each share of Common Stock is entitled to one vote per share on any matter which may properly come before stockholders and no shares are entitled to any cumulative voting rights. Pursuant to applicable Delaware law, there are no dissenter’s or appraisal rights relating to the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock.

Delivery of Consents

The Board of Directors requests that each stockholder execute and date the consent enclosed with this consent solicitation statement and deliver the consent in the return envelope provided. The consent should be returned as soon as possible and, in any event, not later than September 30, 2005. After September 30, 2005, any consent received by the Company will be treated as expired and will not be counted. Such expired consents will be treated as votes against the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock.

Revocation of Written Consents

Any consent executed and delivered by a stockholder may be revoked at any time by marking, dating, signing and delivering to the Secretary of the Company a written revocation before September 30, 2005. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequently dated consent which is received before September 30, 2005 and is properly marked, dated, signed and delivered to the Company will constitute a revocation of an earlier consent.

Effectiveness

The amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock will be adopted when properly completed and unrevoked consents are signed by stockholders of record holding a majority of the voting power of the outstanding shares of Common Stock and submitted to the Company, provided, however, that all consents will expire unless delivered to the Company on or before September 30, 2005. Because a consent to corporate action is effective only if expressed by stockholders of record holding a majority of the voting power of the outstanding shares of Common Stock, the failure to deliver a consent at all or the failure to deliver a consent before it has expired will have the same effect as withholding consent.

Abstentions and “broker non-votes” (shares held of record by brokers or nominees which are not voted on a particular matter because the broker or nominee has not received voting instructions from the beneficial owner of such shares and does not have discretionary voting power with respect to that matter) have the same effect as not delivering a consent to the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock.

If the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock is approved by stockholders, the Company will promptly give written notice thereof to all stockholders who have not consented to the extent required by Section 228(e) of the DGCL.

Costs of Solicitation

The Company will pay the expenses of printing, assembling and mailing this consent solicitation statement. The Company will also reimburse brokerage firms and nominees for out-of-pocket expenses incurred in sending these consent solicitation materials to, and obtaining instructions from, beneficial owners.

Recommendation of the Board of Directors

The Board of Directors of the Company unanimously recommends that you consent to the proposed amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock.

INCREASE IN NUMBER OF SHARES
OF AUTHORIZED COMMON STOCK

The Board of Directors of the Company has unanimously adopted a resolution to amend Article Fourth of the Company’s Certificate of Incorporation to provide for an increase in the number of authorized shares of Common Stock from 4,000,000 shares to 20,000,000 shares and has directed that the resolution be submitted to a vote of the stockholders.

If the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock is approved by the consent of holders of a majority of the Company’s outstanding shares of Common Stock, the amendment will be effected by filing a Certificate of Amendment with the Delaware Secretary of State amending and restating Article Fourth of the Company’s Certificate of Incorporation as follows:

“Fourth.   The total number of shares of stock which the corporation shall have the authority to issue is 20,000,000 and the par value of each such shares is $.50.”

The Company’s Board of Directors authorized the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock because of its desire to declare a stock split in the form of a dividend payable in shares of Common Stock. The amendment of the Company’s Certificate of Incorporation will also provide the Company with greater flexibility to issue Common Stock for corporate purposes, which could include, but are not limited to, acquisitions, financing transactions, funding of capital needs and corporate growth, stock splits and stock dividends, stock options and stock based compensation. Although no specific stock split or stock dividend has been authorized by the Company’s Board of Directors, the Board has discussed, and is likely to authorize, such an action upon amendment of the Company’s Certificate of Incorporation.

Because 2,723,020 shares of the Company’s currently authorized 4,000,000 shares of Common Stock were outstanding as of the Record Date, and warrants, options or other convertible securities outstanding could allow for the purchase of an additional 278,000 shares of Common Stock, the Company’s ability to split or subdivide its shares or declare dividends payable in shares of Common Stock, finance future capital needs and pursue appropriate financing and acquisition opportunities would be limited without this amendment to the Certificate of Incorporation. The increase in the number of authorized shares of Common Stock will allow the Board of Directors to promptly issue additional shares of Common Stock if appropriate actions should arise, without the delay of obtaining further stockholder approvals, unless required by the Company’s Certificate of Incorporation, the rules of any securities exchange on which the Company’s securities are listed or applicable law.

The increase in the authorized number of shares of Common Stock will not have any immediate effect on the rights of existing stockholders. The additional authorized shares would be part of the existing class of Common Stock. As such, there will be no change in voting rights, dividend rights, liquidation rights, preemptive rights or any other stockholder rights, as a result of the increase in the number of authorized shares of Common Stock. Except in certain cases such as a stock dividend, split or subdivision, the issuance of additional shares of Common Stock would have the effect of diluting the voting power of existing stockholders and reducing the existing stockholders’ percentage equity ownership.

Additional authorized shares of Common Stock could also be used to block an unsolicited acquisition of the Company through the issuance of large blocks of Common Stock to persons or entities considered by the Company’s officers and directors to be opposed to such acquisition, which might impede the completion of a merger, tender offer, or other takeover attempt. The mere existence of a large block of authorized but unissued Common Stock and the Board of Director’s ability to issue such shares without stockholder approval might deter a bidder from seeking to acquire shares of Common Stock on an unfriendly basis. While the increase in the number of authorized shares of Common Stock might have such effects, the Board of Directors of the Company does not view the amendment as an anti-takeover measure and no transaction of that type is being considered. The Board of Directors is not aware of any plan for an attempted unsolicited acquisition of the Company.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of August 24, 2005 with respect to the beneficial ownership of the Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each director and executive officer of the Company; and (iii) all directors and officers of the Company as a group.

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership(1)		Percent of Class
Joseph E. Magaro	401 Riversville Road Greenwich, Connecticut	421,020		15.5%
R. David Sudarsky	3050 North Ocean Boulevard Ft. Lauderdale, Florida	242,200		8.9%
Mercury Real Estate Advisers LLC	100 Field Point Road Greenwich, Connecticut	402,700	(2)	14.8%
David R. Jarvis	c/o Mercury Real Estate Advisers LLC 100 Field Point Road Greenwich, Connecticut	402,700	(2)	14.8%
Malcolm F. MacLean IV	c/o Mercury Real Estate Advisers LLC 100 Field Point Road Greenwich, Connecticut	402,700	(2)	14.8%
Morton H. Kinzler	1100 Alakea Street, Suite 2900 Honolulu, Hawaii	435,920		16.0%
Alan D. Hunter	44 Medford Place, S.W. Calgary, Alberta, Canada	800		*
Erik Hazelhoff-Roelfzema	900, 639 Fifth Avenue S.W. Calgary, Alberta, Canada	1,400		*
Martin Anderson	1099 Alakea Street, Suite 1800 Honolulu, Hawaii	5,000		*
Murray C. Gardner, Ph.D.	P. O. Box 1657 Kamuela, Hawaii	5,800		*
Alexander C. Kinzler	671 Puuikena Drive Honolulu, Hawaii	75,340		2.8%
Terry Johnston	201-5325 Cordova Bay Road Victoria, British Columbia, Canada	2,000		*
Russell M. Gifford	1100 Alakea Street, Suite 2900 Honolulu, Hawaii	55,600	(3)	2.0%
Diane G. Kranz	145 East 57th Street New York, New York	600		*
Kevin K. Takata	1060 Richards Street Honolulu, Hawaii	200		*
Warren D. Steckley	216 Sunmount Bay SE Calgary, Alberta, Canada	60,000	(4)	2.2%
All directors and executive officers as a group (11 persons)		642,660	(5)	23.6%

(1)    A person is deemed to be the beneficial owner of securities that such person can acquire as of and within the 60 days following the date of this table upon the exercise of options. Each beneficial owner’s percentage of ownership is determined by assuming that options or conversion rights that are held by such person (but not those held by any other person) and which are exercisable as of and within 60 days following the date of this table have been exercised. For purposes of the footnotes that follow, “currently exercisable” means options that are exercisable as of and within 60 days following the date of this table. Except as indicated in the footnotes that follow, shares listed in the table are held with sole voting and investment power.

(2)    David R. Jarvis and Malcolm F. MacLean IV are the managing members of Mercury Real Estate Advisors LLC. Shares reported herein as beneficially owned by Mercury Real Estate Advisors LLC, David R. Jarvis and Malcolm F. MacLean IV represent shares held by Mercury Special Situations Fund LP, Mercury Special Situations Offshore Fund, Ltd and certain other entities of which Mercury Real Estate Advisors LLC is the investment advisor. The aggregate beneficial ownership of Messrs. Jarvis and MacLean and their affiliated entities as reported to the Securities and Exchange Commission is 402,700 shares.

(3)    Includes currently exercisable options to acquire 42,000 shares of Common Stock.

(4)    Includes currently exercisable options to acquire 60,000 shares of Common Stock.

(5)    Includes currently exercisable options held by executive officers of the Company to acquire 102,000 shares of Common Stock.

*       Represents less than 1% of the outstanding shares of Common Stock of the Company.

BARNWELL INDUSTRIES, INC.

CONSENT OF STOCKHOLDERS IN LIEU OF A SPECIAL MEETING

THIS CONSENT MUST BE RETURNED BY SEPTEMBER 30, 2005

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE MARK, SIGN, DATE

AND RETURN THE CONSENT

FORM PROMPTLY USING THE

ENCLOSED ENVELOPE

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The undersigned stockholder of Barnwell Industries, Inc., a Delaware corporation (the “Company”), acting pursuant to Section 228 of the Delaware General Corporation Law, as amended, and in lieu of a special meeting of the stockholders, hereby:

DOES NOT
			CONSENTS	CONSENT	ABSTAINS
			TO	TO	FROM
		(Mark One)	☐	☐	☐
1.	the following action and resolution:

RESOLVED: That the Company’s Restated Certificate of Incorporation, as heretofore amended, be amended to increase the number of authorized shares of the Company’s Common Stock, par value $.50 per share, from the current 4,000,000 shares to 20,000,000 shares.

THIS CONSENT, WHEN PROPERLY EXECUTED AND DELIVERED AND UNLESS TIMELY REVOKED, WILL BECOME EFFECTIVE WHEN SUFFICIENT CONSENTS ARE RECEIVED BY THE CORPORATION TO APPROVE THE APPROPRIATE CORPORATE ACTION.

THIS CONSENT MUST BE RETURNED BY SEPTEMBER 30, 2005

THIS CONSENT IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Consent. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.